Exhibit 3.3

UNILENS VISION INC.

By-Laws

ARTICLE I

OFFICES

Section 1.1. Corporation’s Office in Delaware; Mailing Address for Service of Process. The location of the Corporation’s registered office within the State of Delaware, the name of the registered agent of the Corporation at such office and the post office address to which the Secretary of State of the State of Delaware shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Certificate of Incorporation.

Section 1.2. Principal Office. The principal office of the Corporation shall be at 10431 72nd Street North, Largo, Florida 33777-1511.

Section 1.3. Other Offices. The Corporation may have other offices within or without the State of Delaware.

ARTICLE II

STOCKHOLDER MEETINGS

Section 2.1. Annual Meetings. An annual meeting of the stockholders to elect directors and transact such other business as may properly come before the meeting shall be held on the first Wednesday of March in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, or on such other date as may be fixed from time to time by the Board of Directors.

Section 2.2. Special Meetings. A special meeting of stockholders may be called at any time and for any purpose by the Chairman of the Board, if any, the President or the Board of Directors and shall be called by the Board of Directors or by the Secretary on receipt of a written request to do so specifying the matter or matters (which must be appropriate for action at a special meeting) proposed to be presented to the meeting and signed by holders of record of not less than 5% of the shares outstanding and entitled to act on such matter or matters on the date of receipt of such request. At any special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting required by Section 2.4.

Section 2.3. Time and Place of Meetings. Each annual meeting shall be held at such time and such place, within or without the State of Delaware, as the Board of Directors shall fix. Each special meeting shall be held at such time and at such place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. If no place is so fixed, the meeting shall be held at the registered office of the Corporation in the State of Delaware. If no time is so fixed, the meeting shall be held at 10:00 a.m. local time, on the date fixed for the meeting.

Section 2.4. Notice of Meetings.

(a) Written notice of a meeting of stockholders shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting (unless otherwise required by law) to each stockholder entitled to vote at such meeting. Such notice shall state the place, date and hour of the meeting and, if it relates to a special meeting, the purpose or purposes for which the meeting is called and the name or names of the persons who have directed the calling of the meeting. If mailed, such notice shall be deemed to be duly given when deposited in the United States mail, first class (or first class airmail if to a recipient outside the United States and Canada) postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation or at such other address as set forth in writing duly filed with the Secretary by the shareholder requesting that notices to him be mailed to such other address.

(b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If, after adjournment, the Board of Directors fixes a new record date for the adjourned meeting or if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder who is entitled to vote at such adjourned meeting. At any adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

Section 2.5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of record of not less than 33 1/3% of the issued and outstanding shares entitled to vote at a meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at the meeting. In the absence of a quorum, the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, in which case the provisions of Section 2.4(b) shall apply. A quorum, once present to organize a meeting, is not broken by the subsequent withdrawal of any stockholder.

Section 2.6. Presiding Officer and Secretary at Meeting. Each meeting of stockholders shall be presided over by the Chairman of the Board, if any, or, if no such officer has been elected or, if elected, such officer is absent, by the President or by a person designated in writing by the President. If the President fails to so designate any person, then the meeting shall be presided over by the Vice President or, if there is more than one Vice President, the highest ranking Vice President as designated by the Board of Directors in accordance with Section 4.9 or, in his or her absence, the next highest ranking Vice President so designated who is present at the meeting. If no Vice President is present at the meeting, then a chairman of the meeting shall be chosen by a plurality vote of the stockholders present, in person or by proxy, at the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, or, if no such officer is present, a secretary of the meeting shall be designated by the person presiding at the meeting.

Section 2.7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting.

Section 2.8 Items of Business. No business shall be transacted at any annual meeting other than (i) as specified in the notice of meeting (including shareholder proposals included in the Corporation’s proxy materials), (ii) as otherwise brought before the meeting by or at the direction of the Board or (iii) such business that is a proper subject for the meeting and is properly submitted by a shareholder entitled to vote at such meeting in accordance with the following requirements:

(a) a stockholder must give notice in writing of such business to the Secretary;

(b) such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the date specified in such regard in the Corporation’s proxy statement released to stockholders in connection with the prior year’s annual meeting; which shall normally be not less than 120 days prior to the date of such prior year’s proxy statement; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made;

(c) a stockholder’s notice shall set forth (i) the name and address of the stockholder, the number of shares of stock held of record and beneficially by such stockholder, (iii) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in the notice, (v) a brief description of the business desired to be submitted, including the complete text of any resolution intended to be presented, and the reasons for conducting such business at the annual meeting, (vi) any personal or other material interest of the stockholder in the business to be submitted and (vii) all other information relating to the proposed business which may be required to be disclosed under applicable law;

(d) a stockholder seeking to submit business at the annual meeting shall promptly provide any other information reasonably requested by the Corporation; and

(e) a stockholder who seeks to have any proposal included in the Corporation’s proxy material shall comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Section 2.9. Voting. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation:

(a) each stockholder of record shall be entitled at every meeting of stockholders to one vote, in person or by proxy, for each share of stock entitled to vote held by him or her;

(b) directors shall be elected by a plurality vote;

(c) each other matter properly presented at any meeting shall be decided by a majority of the votes cast thereon;

(d) the holders of each class or series of Common Stock or Preferred Stock (if any) who are entitled to vote shall vote as one class; and

(e) election of directors and the vote on any other matter before a meeting shall be by ballot only if so ordered by the person presiding at the meeting or if so requested by any stockholder present, in person or by proxy, at the meeting and entitled to vote in such election or on such matter, as the case may be.

Unless required by applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the voting stockholder, or by his or her proxy, if any, and shall state the number of shares voted.

Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy must be executed in writing by the stockholder or by his or her attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.11. Record Date.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to any corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(b) When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 2.12. Stockholder List. The Secretary shall, or shall cause any other person who has charge of the stock ledger of the Corporation to, prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address, and number of the shares registered in the name, of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat, shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 2.14. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation or by law, any action which is required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, only if a written consent setting forth the action so taken is signed by the holders of record of all of the outstanding shares entitled to vote thereon.

ARTICLE III

DIRECTORS

Section 3.1. Number; Term of Office; Qualifications; Vacancies. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors that shall constitute the entire Board of Directors shall be not less than three and not more than nine and shall be fixed within such range as shall be determined by resolution of the Board of Directors or the stockholders. No decrease in the number of directors shall shorten the term of any incumbent director. No director need be a stockholder of the Corporation. The directors shall be divided into three classes and shall be elected to staggered terms of three years each as provided in Article Sixth of the Certificate of Incorporation.

During the intervals between annual meetings of stockholders, any vacancies occurring in the Board of Directors and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, except as otherwise provided by law. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders, at which time such director shall be classified in accordance with Article Sixth of the Certificate of Incorporation. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the specified term and until a successor shall be duly elected and qualified, except in the event of death, resignation or removal.

If at any time, by reason of any cause, there are no directors in office, then any officer, stockholder or any executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or the By-Laws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in the General Corporation Law of Delaware.

Section 3.2. Resignation. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the President or the Secretary of the Corporation. Any such resignation shall be effective at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the aforementioned officers, and, unless specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3. Removal. A director may be removed, with or without cause, by the holders of a majority of the issued and outstanding shares of the Corporation then entitled to vote at an election of directors.

Section 3.4. Regular and Annual Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe. No notice need be given of any regular meeting and a notice, if given, need not specify the purposes thereof. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided.

Section 3.5. Special Meeting; Notice. A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters (which must be appropriate for action at such a meeting) proposed to be presented at the meeting and signed by at least two directors. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as stated in the request or as shall be determined by the body or person calling such meeting. Notice of such meeting stating the date, hour and place thereof shall be given either (a) personally, at least 24 hours before the time fixed for the meeting, (b) by deposit of the notice in the United States mails, first class postage prepaid, at least two days before the day fixed for the meeting, addressed to each director at his or her address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or (c) by delivery of the notice (appropriately addressed for dispatch) by telegraph, telephone, facsimile, cable or radio, at least 24 hours before the time fixed for the meeting.

Section 3.6. Presiding Officer and Secretary at Meeting. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, if no such officer has been elected, by the President, or, if neither is present, by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or, in his or her absence an Assistant Secretary, shall act as secretary of the meeting and record the minutes of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

Section 3.7. Quorum; Voting. Except as otherwise provided in these By-Laws or in the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting thereof, and each matter acted on at any meeting shall be decided by the vote of a majority of the Board of Directors present and constituting a quorum. In the absence of a quorum, a majority of those present (or if only one is present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. In the absence of any such announcement, notice of any adjournment shall be given in accordance with the provisions of Section 3.5.

Section 3.8. Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.9. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 3.10. Executive and Other Committees.

(a) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three or more directors and each of which, to the extent provided in the resolution, may exercise all of the powers and shall have all the authority of the Board of Directors, except that no such committee shall have power or authority with respect to the following matters:

(i) amending the Certificate of Incorporation, adopting an agreement of merger or consolidation or recommending to the stockholders the (A) sale, lease or exchange of all or substantially all of the Corporation’s property and assets or (B) a dissolution of the Corporation or a revocation of such dissolution;

(ii) the filling of vacancies in the Board of Directors or in any committee;

(iii) the fixing of compensation of any director for serving on the Board of Directors or on any committee thereof;

(iv) the amendment or repeal of the By-Laws or the adoption of new By-Laws; and

(v) the declaration of any dividends, whether of cash, stock or property, and the issuance of any securities of the Corporation.

(b) The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting thereof.

(c) Each such committee shall serve at the pleasure of the Board of Directors.

Section 3.11. Compensation. Unless authorized by a resolution of the Board of Directors, no director shall receive any stated salary for his or her services as a director or as a member of a committee but shall receive such sum, if any, as may from time to time be fixed by the Board of Directors for attendance at each meeting of the Board of Directors or of a committee thereof. He or she may also be reimbursed for his or her expenses in attending any meeting. Any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee, however, may receive compensation therefor.

ARTICLE IV

OFFICERS

Section 4.1. Election; Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect such other officers, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Chief Technology Officer or Assistant Secretaries or Assistant Treasurers, as it may from time to time determine. Two or more offices may be held by the same person.

Section 4.2. Term of Office. Each officer shall hold office from the time of his or her election and qualification to the time of the earlier of the election and qualification of his or her successor, his or her death or resignation or his or her removal pursuant to Section 4.4. Officers shall be elected annually by the Board of Directors at a meeting thereof to be held immediately after each annual meeting of stockholders.

Section 4.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall be effective at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the entire Board of Directors.

Section 4.5. Vacancies. Any vacancy occurring in any office of the Corporation, however caused, may be filled by the Board of Directors.

Section 4.6. Compensation. The compensation of each officer shall be as determined by the Board of Directors from time to time.

Section 4.7. Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meetings of stockholders and of the Board of Directors, shall be entitled to vote upon all questions at meetings of the Board of Directors and shall perform all such other duties as are prescribed by the Board of Directors, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 4.8. President and Chief Executive Officer. The offices of Chief Executive Officer and President shall be held by the same person unless the Board of Directors determines otherwise, in which case, the Board of Directors shall adopt resolutions, which may include an appropriate amendment of these By-Laws, setting forth the respective duties, powers and authority of the Chief Executive Officer and the President. Absent that, the President and Chief Executive Officer shall be the chief executive officer of the Corporation and shall have charge of the business and affairs of the Corporation and the other officers of the Corporation, subject to the right of the Board of Directors to confer specified powers on other officers and, generally, to the direction of the Board of Directors and the Executive Committee, if any. If no Chairman of the Board has been elected, or if elected, during his absence or inability to act, the President shall exercise the powers and perform the duties thereof, subject to the direction of the Board of Directors and the Executive Committee, if any. References to the President in these By-Laws include the Chief Executive Officer, unless the context indicates otherwise.

Section 4.9. Vice President. Each Vice President, if elected, shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. The Board of Directors or President may designate one or more Vice Presidents as Senior Vice Presidents or Executive Vice Presidents. If there is more than one Vice President, they shall be ranked in an order designated by the Board of Directors, or failing such designation, the Vice Presidents shall be deemed to be ranked by the Board of Directors in the order of their election as set forth in the resolution or resolutions of the Board of Directors providing for their election. During the absence of the President or his or her inability to act, the Vice President, or, if there is more than one Vice President, the highest ranking Vice President designated or deemed designated by the Board of Directors, shall exercise the powers and perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 4.10. Secretary and Assistant Secretaries. The Secretary shall attend and keep the minutes of all meetings of stockholders and of the Board of Directors and any committees thereof. He or she shall be custodian of the corporate seal and shall affix it or cause it be affixed to such instruments as require such seal and attest the same and shall exercise the powers and perform the duties incident to the office of Secretary and as the Board of Directors or the President may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any. Any of the Vice Presidents or the Assistant Secretary (or in the event there is more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and exercise such other powers as the Board of Directors or the President may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 4.11. Treasurer and Assistant Treasurers. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and perform the duties incident to the office of Treasurer and as the Board of Directors or the President may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any. Any of the Vice Presidents or the Assistant Treasurer (or if there is more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and exercise such other powers as the Board of Directors or the President may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 4.12. Other Officers. Each other officer of the Corporation shall exercise the powers and perform the duties incident to his or her office and as the Board of Directors or the President may from time to time prescribe, subject to the direction of the Board of Directors and the Executive Committee, if any.

Section 4.13. Bond. Any officer of the Corporation, if so required by the Board of Directors, shall give to the Corporation such bond or other security for the faithful performance of his or her duties and the return to the Corporation of any books, records, accounts, monies and other property whatsoever in his or her possession or control which are the property of the Corporation, as may be satisfactory to the Board of Directors or the Executive Committee, if any.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 5.1. Third Party Actions. The Corporation shall indemnify, subject to the provisions of Section 5.4 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 5.2. Actions By or in the Right of the Corporation. The Corporation shall indemnify, subject to the provisions of Section 5.4 of this Article V, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 5.3. Mandatory Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2 of this Article V, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.4. Determinations. Any indemnification under Sections 5.1 and 5.2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections 5.1 and 5.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders.

Section 5.5. Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it ultimately shall be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article V.

Section 5.6. Indemnification Not Exclusive. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

Section 5.8. Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. Further, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article V.

ARTICLE VI

CAPITAL STOCK

Section 6.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates in such form consistent with law and the Certificate of Incorporation as the Board of Directors may from time to time prescribe and be signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President, any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any and all of the signatures on a certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate, ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. In the event that the Corporation issues one or more series of Preferred Stock, the relative designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series shall be set forth in full or summarized on the face or back of the certificates for the shares of each such series.

Section 6.2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation, pursuant to applicable law and such rules as the Board of Directors may prescribe from time to time, only by the holder of record thereof or by his or her duly authorized attorney, upon the surrender of the certificate or certificates for such shares to the Secretary or an Assistant Secretary duly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate or certificates for the shares surrendered to the person or persons entitled thereto, cancel the old certificate or certificates and shall record such transfer on the books of the Corporation.

Section 6.3. Transfer Agent; Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each certificate representing shares to bear the signature of a transfer agent, or a registrar or of both.

Section 6.4. Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share as the owner thereof in fact, exclusively entitled to vote, and receive dividends on, such share and otherwise entitled to all the rights and powers of an owner thereof, notwithstanding notice to the contrary.

Section 6.5. Lost, Destroyed or Stolen Certificates. The Corporation shall issue a new certificate for shares to replace a certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, if the owner or his or her legal representative (a) requests a new certificate before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, (b) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate and (c) satisfies such other terms and conditions as the Board of Directors may from time to time require, including, without limitation, the owner’s furnishing an affidavit to the Board of Directors to the effect that such certificate has been lost, stolen or destroyed.

Section 6.6. Dividends. Except as otherwise provided by the Certificate of Incorporation or by law, the Board of Directors, at any regular or special meeting thereof, may declare dividends upon the issued and outstanding shares of the stock of the Corporation. Dividends may be paid in cash, in property or in shares of the stock of the Corporation, subject to the provisions of the Certificate of Incorporation and of law. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Board of Directors, from time to time, in its absolute discretion, deems advisable as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors deems to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.7. Status of Shares. All shares that are issued on receipt of the full consideration therefore, shall be deemed to be fully paid and nonassessable for all purposes. So long as any of the Corporation’s shares are listed on the TSX Venture Exchange, this Section 6.7 shall not be amended without the prior approval of such exchange.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Inspection of Records. Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right, during usual business hours, to inspect for any proper purpose, the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 7.2. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro-photographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 7.3. Waiver of Notice. Whenever notice is required to be given under the Certificate of Incorporation or the By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or of the Board of Directors or any committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws.

Section 7.4. Fiscal Year. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

Section 7.5. Corporate Seal. The corporate seal shall be in such form consistent with law as the Board of Directors may from time to time prescribe. The Board of Directors or the President may give general authority to any officer in addition to the Secretary to affix the corporate seal and to attest the affixing by his or her signature.

Section 7.6. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors or the President.

Section 7.7. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by the President or by any other officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

Section 7.8. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by the President or by any other officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient.

Section 7.9. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name of or on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

Amendments

The Board of Directors is authorized to adopt, alter, amend or repeal the By-Laws of the Corporation, but any By-Laws adopted, altered, amended or repealed by the Board of Directors may thereafter be altered, amended or repealed by the stockholders of the Corporation.